UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2006

INYX, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	333-83152 (Commission file number)	75-2870720 (I.R.S. Employer Identification No.)

825 Third Avenue, 40th Floor, New York, New York (Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 838-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The Registrant entered into an Employment Agreement with Mr. David Zinn dated as of May 15, 2006 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Zinn’s employment as Vice President, Finance, commenced on May 15, 2006 and will continue until May 14, 2009 (the “Initial Term”), unless Mr. Zinn’s employment is terminated earlier with or without cause by the Registrant or by Mr. Zinn. Mr. Zinn is entitled to certain payments in addition to those due with respect to his base salary in the event the Registrant terminates Mr. Zinn’s employment without cause before the expiration of the Initial Term. If the Employment Agreement is still in effect after the Initial Term, the Employment Agreement will automatically renew for successive one year periods unless the Registrant and Mr. Zinn agree to a new Employment Agreement, or the Registrant or Mr. Zinn have provided a notice of termination in respect of its or his election not to renew the Employment Agreement. Mr. Zinn is entitled to a base salary at the annual rate of $175,000, which will be increased to the annual rate of $200,000 on May 15, 2007. On May 15, 2008, such $200,000 base salary will be raised to reflect the percentage increase in the U.S. Cost of Living Index at that time. Mr. Zinn is entitled to participate in stock option and similar equity plans of the Registrant under the Employment Agreement. As such, the Registrant granted Mr. Zinn 300,000 options to purchase shares of common stock of the Company which vest on the following basis: 150,000 options to be vested on May 14, 2007, 75,000 options to be vested on May 14, 2008, and 75,000 options to be vested on May 14, 2009; with all options issued on terms and conditions set forth in the 2005 Equity Incentive Plan of the Company and a Stock Option Agreement with Mr. Zinn.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 16, 2006, Inyx, Inc. (“Inyx”) announced that Mr. David Zinn has joined Inyx in the position of Vice President, Finance. Mr. Zinn, age 35, will supervise the integration of financial controls between Inyx’s operations in North America and Europe as well as strategic financial planning, financial systems development and financial auditing/reporting functions.

Prior to joining Inyx, Mr. Zinn held the position of Audit Partner at the accounting firm of Infante and Company where he led the firm’s Securities and Exchange Commission practice. Mr. Zinn’s career in public accounting includes auditing small and large public companies. He also served as a Principal in the accounting firm of Jewett, Schwartz and Associates. Before then, he served as Chief Financial Officer of Electrolytic Technologies Corporation. Mr. Zinn held the positions of Manager at Arthur Andersen, LLP and Senior at PriceWaterhouseCoopers, LLP.

Mr. Zinn is a certified public accountant and holds a M.S. in Taxation from Florida International University and a B.S. in Accounting from the Richard T. Farmer School of Business at Miami University.

See Item 1.01 above for a description of Mr. Zinn’s employment agreement with Inyx.

Item 7.01	Regulation FD Disclosure

On May 16, 2006, Registrant issued a press release disclosing the appointment of David Zinn as Vice President, Finance. Such press release is contained in Exhibit 99.1 hereto, which is being furnished, and shall not be deemed to be “filed”, with the SEC. Such exhibit shall not be incorporated by reference into any filing of the Registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 9.01.  Financial Exhibits, Pro Forma Financial Information and Exhibits.

10.4.13	Employment Agreement dated as of May 15, 2006, by and between the Registrant and David Zinn

99.1	Press Release regarding appointment of David Zinn as Vice President, Finance.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INYX, INC.

By:	/s/ Jack Kachkar
Jack Kachkar, Chairman and CEO

Dated:  May 17, 2006